Exhibit 4.18

SUPPLEMENTAL INDENTURE

(Merger #1)

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 1, 2016, among NEW AMETHYST CORP., a Delaware corporation (the “Successor Issuer”), the subsidiaries listed on the signature pages hereto (each a “Subsidiary Guarantor”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, AmSurg Corp. (the “Predecessor Issuer”), the Subsidiary Guarantors and the Trustee have heretofore entered into that certain Indenture dated as of July 16, 2014, as heretofore amended and supplemented prior to the date hereof (the “Original Indenture”), governing the Predecessor Company’s 5.625% Senior Notes due 2022 (the “Notes”); and

WHEREAS, on the date of this Supplemental Indenture, the Predecessor Issuer has merged with and into the Successor Issuer, with the Successor Issuer as the surviving entity (the “Merger”); and

WHEREAS, pursuant to Section 5.01(a) of the Original Indenture, the Successor Issuer desires to enter into this Supplemental Indenture expressly assuming all of the Predecessor Issuer’s obligations under the Notes, the Original Indenture and the Registration Rights Agreement; and

WHEREAS, pursuant to Section 5.01(a)(iv) of the Original Indenture, each Subsidiary Guarantor desires to confirm in writing that its Subsidiary Guarantee shall apply to the Successor Issuer’s obligations under the Notes, the Indenture and the Registration Rights Agreement; and

WHEREAS, this Supplemental Indenture is permitted under Section 8.01(a)(ii) of the Original Indenture, without the consent of the holders of the Notes.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Successor Issuer, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Original Indenture.

2. ASSUMPTION OF NOTES AND ORIGINAL INDENTURE. From and after the effective time of the Merger, the Successor Issuer hereby expressly assumes all of the Predecessor Issuer’s obligations under the Notes, the Original Indenture and the Registration Rights Agreement. (The Original Indenture, as amended and supplemented by this Supplemental Indenture, is hereinafter referred to as the “Indenture.”)

3. CONFIRMATION OF NOTE GUARANTEES. Each Subsidiary Guarantor, by its execution of this Supplemental Indenture, hereby confirms that its Note Guarantee shall apply to the obligations of the Successor Issuer in accordance with the Notes, the Indenture and the Registration Rights Agreement.

4. NO OTHER CHANGES. Except as amended and supplemented by this Supplemental Indenture, the Original Indenture shall continue in full force and effect.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Successor Issuer and the Subsidiary Guarantors.

(signature pages follow)

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

ISSUER COMPANY:

NEW AMETHYST CORP.

By:	/s/ Claire M. Gulmi
Name:	Claire M. Gulmi
Title:	Vice President, Secretary and Director

SUBSIDIARY GUARANTORS:

AMSURG HOLDINGS, INC.
AMSURG ANESTHESIA MANAGEMENT SERVICES, LLC
AMSURG EC TOPEKA, INC.
AMSURG EC ST. THOMAS, INC.
AMSURG EC BEAUMONT, INC.
AMSURG KEC, INC.
AMSURG EC SANTA FE, INC.
AMSURG EC WASHINGTON, INC.
AMSURG TORRANCE, INC.
AMSURG ABILENE, INC.
AMSURG SUNCOAST, INC.
AMSURG LA JOLLA, INC.
AMSURG HILLMONT, INC.
AMSURG PALMETTO, INC.
AMSURG NORTHWEST FLORIDA, INC.
AMSURG OCALA, INC.
AMSURG MARYVILLE, INC.
AMSURG BURBANK, INC.
AMSURG MELBOURNE, INC.
AMSURG EL PASO, INC.
AMSURG CRYSTAL RIVER, INC.
AMSURG ABILENE EYE, INC.
AMSURG INGLEWOOD, INC.
AMSURG SAN ANTONIO TX, INC.
AMSURG SAN LUIS OBISPO CA, INC.
AMSURG TEMECULA CA, INC.
AMSURG ESCONDIDO CA, INC.
AMSURG SCRANTON PA, INC.
AMSURG ARCADIA CA, INC.
AMSURG MAIN LINE PA, LLC
AMSURG OAKLAND CA, INC.

Signatures - Continued

AMSURG LANCASTER PA, LLC
AMSURG POTTSVILLE PA, LLC
AMSURG GLENDORA CA, INC.
AMSURG KISSIMMEE FL, INC.
AMSURG ALTAMONTE SPRINGS FL, INC.
NSC RBO EAST, LLC
LONG BEACH NSC, LLC
TORRANCE NSC, LLC
DAVIS NSC, LLC
FULLERTON NSC, LLC
SAN ANTONIO NSC, LLC
AUSTIN NSC, LLC
TWIN FALLS NSC, LLC
KENWOOD NSC, LLC
TOWSON NSC, LLC
NSC WEST PALM, LLC
TAMPA BAY NSC, LLC
CORAL SPRINGS NSC, LLC
WESTON NSC, LLC
AMSURG COLTON CA, INC.
AMSURG FRESNO ENDOSCOPY, INC.
AMSURG TEMECULA II INC.
AMSURG FINANCE, INC.
SHI II, LLC
ASDH I, LLC

By:	/s/ Claire M. Gulmi
Name:	Claire M. Gulmi
Title:	Vice President, Secretary and Treasurer

AUSTIN NSC, LP

By:	Austin NSC, LLC, its general partner

By:	/s/ Claire M. Gulmi
Name:	Claire M. Gulmi
Title:	Vice President, Secretary and Treasurer

Signatures - Continued

WILTON NSC, LLC

By: AmSurg Holdings, Inc. as the managing member

By:	/s/ Claire M. Gulmi
Name:	Claire M. Gulmi
Title:	Vice President, Secretary and Treasurer

Signatures - Continued

ANESTHESIA AND PAIN MANAGEMENT SERVICES OF CALIFORNIA, INC.
ANESTHESIOLOGY OF JUPITER, P.A.
MEDICAL ANESTHESIA CONSULTANTS MEDICAL GROUP, INC.
NEW JERSEY HEALTHCARE SPECIALISTS, P.C.
NORTH TEXAS PERINATAL ASSOCIATES, P.A.
SHERIDAN ACQUISITION ASSOCIATES II, P.A.
SHERIDAN ACQUISITION ASSOCIATES, P.A.
SHERIDAN ANESTHESIA SERVICES OF MARYLAND, P.C.
SHERIDAN ANESTHESIA SERVICES OF MINNESOTA, P.C.
SHERIDAN CRITICAL CARE SERVICES, P.A.
SHERIDAN HEALTHCARE OF ARKANSAS, P.A.
SHERIDAN HEALTHCARE OF CONNECTICUT, P.C.
SHERIDAN HEALTHCARE OF MASSACHUSETTS, P.C.
SHERIDAN HEALTHCARE OF NORTH TEXAS, P.A.
SHERIDAN HEALTHCARE OF TEXAS, P.A.
TRI-COUNTY PAIN MANAGEMENT, P.A.
SHERIDAN EMERGENCY PHYSICIAN SERVICES OF INDIANA, P.C.
SHERIDAN ANESTHESIA SERVICES OF PENNSYLVANIA, P.C.

By	/s/ Gilbert Drozdow
Name:	Gilbert Drozdow
Title:	President

Signatures - Continued

ALL WOMEN’S HEALTHCARE HOLDINGS, INC.
ALL WOMEN’S HEALTHCARE, INC.
ALL WOMEN’S HEALTHCARE OF DADE, INC.
ALL WOMEN’S HEALTHCARE OF SAWGRASS, INC.
ALL WOMEN’S HEALTHCARE OF WEST BROWARD, INC.
ALL WOMEN’S HEALTHCARE SERVICES, INC.
COMPREHENSIVE TELERADIOLOGY SOLUTIONS, INC.
DISCOVERY CLINICAL RESEARCH, INC.
FLORIDA UNITED RADIOLOGY, L.C.
GLOBAL SURGICAL PARTNERS, INC.
ICS RADIOLOGY, INC.
JUPITER IMAGING ASSOCIATES, INC.
RADIOLOGY ASSOCIATES OF HOLLYWOOD, INC.
SHERIDAN RADIOLOGY SERVICES, INC.
SHERIDAN RADIOLOGY MANAGEMENT SERVICES, INC.
SHERIDAN RADIOLOGY SERVICES OF CENTRAL FLORIDA, INC.
SHERIDAN RADIOLOGY SERVICES OF KENTUCKY, INC.
SHERIDAN RADIOLOGY SERVICES OF PINELLAS, INC.
SHERIDAN RADIOLOGY SERVICES OF SOUTH FLORIDA, INC.
FM HEALTHCARE SERVICES, INC.
FMO HEALTHCARE HOLDINGS, INC.
FO INVESTMENTS, INC.
FO INVESTMENTS II, INC.
FO INVESTMENTS III, INC.

By:	/s/ Claire M. Gulmi
Name:	Claire M. Gulmi
Title:	Vice President and Treasurer

Signatures - Continued

ANESTHESIOLOGISTS OF GREATER ORLANDO, INC.
ANESTHESIOLOGY ASSOCIATES OF TALLAHASSEE, INC.
BETHESDA ANESTHESIA ASSOCIATES, INC.
BOCA ANESTHESIA SERVICE, INC.
COMPREHENSIVE PAIN MEDICINE, INC.
DRS. ELLIS, ROJAS, ROSS & DEBS, INC.
FLAMINGO ANESTHESIA ASSOCIATES, INC.
GREATER FLORIDA ANESTHESIOLOGISTS, LLC
GYNECOLOGIC ONCOLOGY ASSOCIATES, INC.
INTERVENTIONAL REHABILITATION OF SOUTH FLORIDA, INC.
JACKSONVILLE BEACHES ANESTHESIA ASSOCIATES, INC.
JUPITER ANESTHESIA ASSOCIATES, L.L.C.
JUPITER HEALTHCARE, LLC
NEW GENERATIONS BABEE BAG, INC.
NORTH FLORIDA PERINATAL ASSOCIATES, INC.
PARITY HEALTHCARE, INC.
SHERIDAN ANESTHESIA SERVICES OF ALABAMA, INC.
SHERIDAN ANESTHESIA SERVICES OF LOUISIANA, INC.
SHERIDAN ANESTHESIA SERVICES OF OKLAHOMA, INC.
SHERIDAN ANESTHESIA SERVICES OF VIRGINIA, INC.
SHERIDAN CHILDREN’S HEALTHCARE SERVICES, INC.
SHERIDAN CHILDREN’S HEALTHCARE SERVICES OF ARIZONA, INC.
SHERIDAN CHILDREN’S HEALTHCARE SERVICES OF LOUISIANA, INC.
SHERIDAN CHILDREN’S HEALTHCARE SERVICES OF NEW MEXICO, INC.
SHERIDAN CHILDREN’S HEALTHCARE SERVICES OF VIRGINIA, INC.
SHERIDAN CLINICAL RESEARCH, INC.
SHERIDAN EMERGENCY PHYSICIAN SERVICES, INC.

Signatures - Continued

SHERIDAN EMERGENCY PHYSICIAN SERVICES OF MISSOURI, INC.
SHERIDAN EMERGENCY PHYSICIAN SERVICES OF NORTH MISSOURI, INC.
SHERIDAN EMERGENCY PHYSICIAN SERVICES OF SOUTH DADE, INC.
SHERIDAN EMERGENCY PHYSICIAN SERVICES OF SOUTH FLORIDA, INC.
SHERIDAN HEALTHCARE, INC.
SHERIDAN HEALTHCARE OF LOUISIANA, INC.
SHERIDAN HEALTHCARE OF MISSOURI, INC.
SHERIDAN HEALTHCARE OF VERMONT, INC.
SHERIDAN HEALTHCARE OF VIRGINIA, INC.
SHERIDAN HEALTHCARE OF WEST VIRGINIA, INC.
SHERIDAN HEALTHCORP, INC.
SHERIDAN HEALTHCORP OF CALIFORNIA, INC.
SHERIDAN HEALTHY HEARING SERVICES, INC.
SHERIDAN HOLDINGS, INC.
SHERIDAN INVESTCO, LLC
SOUTHEAST PERINATAL ASSOCIATES, INC. SUNBEAM ASSET, LLC
SUNBEAM INTERMEDIATE HOLDINGS, INC.
SUNBEAM PRIMARY HOLDINGS, INC.
TENNESSEE VALLEY NEONATOLOGY, INC.
TIVA HEALTHCARE, INC.
BAY AREA ANESTHESIA, L.L.C.
COASTAL ANESTHESIA STAFFING, LLC
COASTAL ANESTHESIOLOGY CONSULTANTS, LLC
SHERIDAN CHILDREN’S HEALTHCARE SERVICES OF OHIO, INC.
SHERIDAN CHILDREN’S HEALTHCARE SERVICES OF KENTUCKY, INC.
SHERIDAN ROP SERVICES OF VIRGINIA, INC.

Signatures - Continued

SHERIDAN CHILDREN’S SERVICES OF ALABAMA, INC.
MEDICAL INFORMATION MANAGEMENT SOLUTIONS, LLC

By:	/s/ Claire M. Gulmi
Name:	Claire M. Gulmi
Title:	Chief Executive Officer

Signatures - Continued

CHANDLER EMERGENCY MEDICAL GROUP, L.L.C. D/B/A PREMIER EMERGENCY MEDICAL SPECIALISTS

By:	/s/ Claire M. Gulmi
Name:	Claire M. Gulmi
Title:	Manager

PARTNERS IN MEDICAL BILLING, INC.

By:	/s/ Jillian Marcus
Name:	Jillian Marcus
Title:	President

SHERIDAN ANESTHESIA SERVICES OF GEORGIA, P.C.
MEDICAL EMERGENCY CONSULTANTS OF CALIFORNIA, INC.
F&S APEX, INC.
F&S RADIOLOGY P.C.
FRANKLIN & SEIDELMANN, INC.
FSH RADIOLOGY, INC.
SHERIDAN ROP SERVICES OF FLORIDA, INC.
SENTINEL HEALTHCARE SERVICES, LLC

By:	/s/ Jillian Marcus
Name:	Jillian Marcus
Title:	Vice President

Signatures - Continued

SHERIDAN EMERGENCY PHYSICIAN SERVICES OF GEORGIA, LLC
SHERIDAN EMERGENCY PHYSICIAN SERVICES OF SOUTH CAROLINA, P.A.
SHERIDAN EMERGENCY PHYSICIAN SERVICES OF KANSAS, P.A.

By:	/s/ Paul Anthony Andrulonis
Name:	Paul Anthony Andrulonis
Title:	President

SHERIDAN CHILDREN’S HEALTHCARE SERVICES OF COLORADO, P.C.
SHERIDAN CHILDREN’S HEALTHCARE SERVICES OF SOUTH CAROLINA, P.A.
SHERIDAN CHILDREN’S HEALTHCARE SERVICES OF NORTH CAROLINA, P.A.
SHERIDAN CHILDREN’S HEALTHCARE SERVICES OF NEW JERSEY, P.C.
SHERIDAN CHILDREN’S HEALTHCARE SERVICES OF TENNESSEE, P.C.

By:	/s/ M. Richard Auerbach
Name:	M. Richard Auerbach
Title:	President

PHYSICIAN OFFICE PARTNERS, INC.

By:	/s/ Robert Davey
Name:	Robert Davey
Title:	President

CORAL ANESTHESIA ASSOCIATES, INC.
PAIN PHYSICIANS OF CENTRAL FLORIDA, P.A.

By:	/s/ Andrew Greenfield
Name:	Andrew Greenfield
Title:	President

Signatures - Continued

ORANGE ANESTHESIA ASSOCIATES, INC.

By:	/s/ Andrew Guttman
Name:	Andrew Guttman
Title:	President

Signatures - Continued

SHERIDAN ACQUISITION ASSOCIATES OF GEORGIA, P.C.
NORTHSIDE ANESTHESIOLOGY CONSULTANTS, L.L.C.

By:	/s/ Carey Weiss
Name:	Carey Weiss
Title:	President

Signatures - Continued

NAC PROPERTIES, LLC
VALLEY ANESTHESIOLOGY CONSULTANTS, INC.

By:	/s/ Robert Coward
Name:	Robert Coward
Title:	President

Signatures - Continued

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Wally Jones
Name:	Wally Jones
Title:	Vice President